Exhibit 99.1

Keating Capital is Lead Investor in Metabolon’s Series D Financing

Metabolon Receives Growth Capital from Pre-IPO Investor

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--August 30, 2011--Keating Capital, Inc. (www.KeatingCapital.com), a pre-IPO investment fund, announced that on August 25, 2011, it made a $4 million investment in the $13 million Series D Convertible Preferred Stock round of Metabolon, Inc. (www.Metabolon.com) (“Metabolon”). Other investors in the Series D round include existing investors Sevin Rosen Funds, Aurora Funds, Harris & Harris Group, Syngenta Ventures, Fletcher Spaght and Fulcrum Financial Partners.

Founded in 2000 and headquartered in Research Triangle Park, North Carolina, Metabolon is a molecular diagnostics and services company offering a novel metabolic profiling technology that uses advanced bioinformatics and data analytics software to identify, quantify, and analyze biochemical processes occurring within cells. Metabolon’s end-to-end profiling service is used by leading academic institutions and pharmaceutical, biotechnology, agriculture, and consumer products companies to develop more efficacious drugs, diagnostic tests, and consumer and agricultural products. Metabolon is utilizing biomarkers identified by its technology in the development of molecular diagnostic tests intended to detect and measure the aggression and stage of diseases such as diabetes and cancer.

Timothy J. Keating, Keating Capital’s CEO stated: “We are pleased to diversify our portfolio with the addition of our first life sciences company. We are delighted to be an equity partner with Metabolon, and we believe that the confluence of the company’s outstanding management team, world class scientific advisory board and blue chip client roster will ultimately lead to major disruptive innovations in the delivery of medicines to patients worldwide.”

Metabolon is Keating Capital’s sixth new portfolio company investment in 2011. With this investment, Keating Capital has now invested a total of $23.0 million in 10 portfolio companies, of which $19.4 million has been invested in 2011.”

To be added to Keating Capital’s distribution list, go to www.KeatingCapital.com/contact.

About Keating Capital, Inc.

Keating Capital (www.KeatingCapital.com) is a business development company that specializes in making pre-IPO investments in innovative, high growth private companies that are committed to and capable of becoming public. Keating Capital provides individual investors with the ability to participate in a unique fund that invests in a private company's late stage, pre-IPO financing round — an opportunity that has historically been reserved for institutional investors.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s Web site has been provided as a convenience, and the information contained on such Web site is not incorporated by reference into this press release.

CONTACT:
Keating Capital, Inc.
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com